Exhibit 32(a)
UNS ENERGY CORPORATION
_________________________________________________________
STATEMENTS OF CORPORATE OFFICERS
(Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002)
_________________________________________________________
Each of the undersigned, Paul J. Bonavia, Chairman of the Board and Chief Executive Officer of UNS Energy Corporation (the “Company”), and Kevin P. Larson, Senior Vice President and Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of the Company.
April 29, 2013

/s/ Paul J. Bonavia
Paul J. Bonavia
Chairman of the Board and
Chief Executive Officer
(Principal Executive Officer)
UNS Energy Corporation

/s/ Kevin P. Larson
Kevin P. Larson
Senior Vice President,
Chief Financial Officer and Treasurer
(Principal Financial Officer)
UNS Energy Corporation